                                                                    Exhibit 10.4

                             EMPLOYMENT AGREEMENT
                             --------------------
                                   (WALLER)


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 25th day of May, 1996, by and between WILSONS THE LEATHER EXPERTS INC., a Minnesota Corporation (the "Company"), and JOEL WALLER, a resident of Minnesota (the "Executive").

     WHEREAS, the Company wishes to secure the Executive's services as Chairman and Chief Executive Officer of the Company under the terms hereof; and

     WHEREAS, the Executive wishes to provide such services to the Company.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and undertakings stated herein, the Executive and the Company hereby agree as follows:

     1. EMPLOYMENT. Subject to all terms and conditions hereof, the Company shall employ the Executive as, and the Executive shall serve the Company as, Chairman and Chief Executive Officer of the Company during the period commencing on the date hereof and ending on the fourth anniversary of the date hereof (such period, as the same may be extended by written agreement of the Executive and the Company, being herein called the "Employment Period"), unless the Executive's employment hereunder terminates earlier in accordance with Section 5 hereof. If at any time after the second anniversary of the date hereof, either the Company or the Executive desires to negotiate an extension of the Employment Period beyond the date specified above, such party may notify the other party in writing of such desire. The Company and the Executive agree to meet with one another at a mutually acceptable time and place within thirty days after any such notice is given and thereafter as often as either party reasonably deems necessary to attempt in good faith to negotiate such extension and the terms and conditions thereof.

     2. DUTIES AND POWERS OF THE EXECUTIVE. As Chairman and Chief Executive Officer of the Company, the Executive shall have all duties customarily associated with the offices of chairman and chief executive officer of a significant business enterprise, shall have primary management responsibility for the Company, shall chair the governing board of the Company, and shall perform such other duties consistent with the offices of Chairman and Chief Executive Officer as may be specified by the Board of Directors of the Company, to whom the Executive shall report. While the Executive is employed by the Company hereunder, the Executive shall devote substantially all of his business time and energy to the performance of his duties hereunder and shall not accept other employment with or engage in or render services to any other business or enterprise; provided, however, that nothing in this Agreement shall preclude the Executive from serving as, and receiving compensation for serving as, a director or member of a committee of any corporation or other business
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organization involving no conflict of interest with the interests of the Company and its Subsidiaries (as defined in Section 9 hereof), engaging in charitable and community activities, or managing his personal investments as long as such activities do not materially interfere with the regular performance of his duties under this Agreement. Notwithstanding anything to the contrary stated herein, in no event shall the Executive be required to be based in a location which would require him to change his residence to a location outside of the Minneapolis, Minnesota metropolitan area.

     3.  COMPENSATION.

     (a) Subject to all terms and conditions hereof, while the Executive is employed by the Company hereunder, the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive a base salary ("Base Salary") of $380,000 per Employment Year, as defined in Section 9 hereof (prorated for any partial Employment Year) or such higher amount as is from time to time hereafter established by the Board of Directors of the Company. The Executive's annual Base Salary shall be payable in substantially equal installments once every two weeks. The Board of Directors of the Company will review the Executive's Base Salary at the beginning of each Employment Year, commencing with the Employment Year ending on the second anniversary of the date hereof, to determine whether an increase in the annual amount thereof is merited. In no event shall the Board of Directors reduce the Executive's Base Salary for any Employment Year below the greater of $380,000 or the amount of Base Salary paid by the Company to the Executive for the immediately preceding Employment Year.

     (b) Subject to all terms and conditions hereof, while the Executive is employed by the Company hereunder, the Executive shall participate in the Incentive Plan of the Company and its Subsidiaries (the "Incentive Plan"), and the Executive's Normal Award for each Plan Year (as each such term is defined in Section 9 hereof) shall be no less than 35% of the Executive's annual Base Salary in effect on the last day of such Plan Year. Except as modified by the provisions of this Section 3(b) and Section 6 hereof, payments by the Company of Incentive Plan awards to the Executive shall be governed by the terms of the Incentive Plan as in effect from time to time, provided that in no event shall the Incentive Plan be modified in any manner adverse to the Executive or terminated without the prior written consent of the Executive.

     4.  FRINGE BENEFITS.

     (a) While the Executive is employed by the Company hereunder, the Company shall provide, or cause one or more of its Subsidiaries to provide, to the Executive and his dependents such medical, dental, life insurance, disability, retirement savings, vacation, sick leave and other employee and fringe benefits as are provided from time to time by the Company or any of its Subsidiaries to its senior executives and their dependents, in accordance with the general benefits practices of the Company or such Subsidiary then in

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effect; provided, however, that the benefits provided to the Executive and his dependents hereunder shall in no event be less favorable to them, on a benefit-by-benefit basis, than the benefits provided by the Company or any of its Subsidiaries to its senior executives and their dependents on the date hereof, a listing of which appears on Attachment 1 hereto.

     (b) The Company shall promptly reimburse, or cause one or more of its Subsidiaries to promptly reimburse, the Executive for all reasonable travel and other expenses which are incurred by him in connection with the conduct of the business of the Company or any of its Subsidiaries while he is employed by the Company hereunder and for which he furnishes appropriate documentation in accordance with the Company's general expense reimbursement practices then in effect.

     5. TERMINATION. The Executive's employment by the Company hereunder shall end immediately upon:

          (i) receipt by the Company of the Executive's written resignation from the Company (which resignation shall specify whether it is with or without Good Reason (as defined in Section 9 hereof) and, if with Good Reason, shall set forth in reasonable detail the basis therefor);

          (ii) receipt by the Executive of written notice from the Company of termination of the Executive's employment (which notice shall specify whether such termination is with or without Cause (as defined in Section 9 hereof) and, if with Cause, shall set forth in reasonable detail the basis therefor);

          (iii) the Executive's death or Disability (as defined in Section 9 hereof); or

          (iv)  expiration of the Employment Period,

and the date on which termination of the Executive's employment by the Company hereunder occurs shall be the "Termination Date".

     6.  PAYMENTS UPON TERMINATION.

     (a) If the Executive's employment by the Company hereunder ends by reason of resignation by the Executive without Good Reason or termination by the Company for Cause, then:

          (i) the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive, in accordance with Section 3(a) hereof, the Executive's Base Salary through and including the Termination Date;

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          (ii)   if the Termination Date occurs on or after the last day of any
                 Plan Year but prior to the date payment of the Executive's award, if any, under the Incentive Plan for such Plan Year has been made, the Company shall pay, or cause one or more of its Subsidiaries to pay, the full amount of such award to the Executive on the same date awards under the Incentive Plan for such Plan Year are paid to the other participants in the Incentive Plan; and

          (iii) the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive, in accordance with Section 4(b) hereof, all amounts due thereunder for reimbursement of expenses.

     (b) If the Executive's employment hereunder ends by reason of the Executive's death or Disability or the expiration of the Employment Period, then:

          (i) the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive (or, in the event of the Executive's death, to his estate), in accordance with Section 3(a) hereof, the Executive's Base Salary through and including the last day of the month in which the Termination Date occurs (in the event employment hereunder ends by reason of death or Disability) or through and including the Termination Date (in the event employment hereunder ends by reason of the expiration of the Employment Period);

          (ii) if the Termination Date occurs on or after the last day of any Plan Year but prior to the date payment of the Executive's award, if any, under the Incentive Plan for such Plan Year has been made, the Company shall pay, or cause one or more of its Subsidiaries to pay, the full amount of such award to the Executive (or, in the event of the Executive's death, to his estate) no later than the date awards under the Incentive Plan for such Plan Year are paid to the other participants in the Incentive Plan;

          (iii) if the Termination Date occurs on any day of a Plan Year other than the last day, the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive (or, in the event of the Executive's death, to his estate) a pro rata portion of the award which would have been payable to the Executive under the Incentive Plan for such Plan Year had the Executive remained employed by the Company hereunder for the duration of such Plan Year, which payment shall be made no later than the date awards under the Incentive Plan for such Plan Year are paid to the other participants in the Incentive Plan; and



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          (iv)   the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive (or, in the event of the Executive's death, to his estate), in accordance with Section 4(b) hereof, all amounts due thereunder for reimbursement of expenses.

     (c) If the Executive's employment hereunder ends by reason of resignation by the Executive for Good Reason or termination by the Company without Cause, then:

          (i) the Company shall continue to pay, or cause one or more of its Subsidiaries to continue to pay, to the Executive, in accordance with, and at the times provided in, Section 3(a) hereof, the Executive's Base Salary through and including the last day of the Employment Period;

          (ii) if the Termination Date occurs on or after the last day of any Plan Year but prior to the date payment of the Executive's award, if any, under the Incentive Plan for such Plan Year has been made, the Company shall pay, or cause one or more of its Subsidiaries to pay, the full amount of such award to the Executive on the same date awards under the Incentive Plan for such Plan Year are paid to the other participants in the Incentive Plan;

          (iii) if the Termination Date occurs on any day during the last six months of a Plan Year other than the last day, the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive a pro rata portion of the award which would have been payable to the Executive under the Incentive Plan for such Plan Year had the Executive remained employed by the Company hereunder for the duration of such Plan Year, which payment shall be made no later than the date awards under the Incentive Plan for such Plan Year are paid to the other participants in the Incentive Plan;

          (iv) the Executive and his dependents shall continue for the remainder of the Employment Period to be entitled to all medical, dental, life insurance and disability benefits they would have received under Section 4(a) hereof had the Executive remained employed by the Company hereunder for the duration of such period (or, in the event their participation in a plan pursuant to which any such benefits are provided is barred by the terms of such plan, benefits which are no less favorable to them than the benefits under such plan), except to the extent essentially equivalent and no less favorable benefits are provided to them by a subsequent employer; and




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          (v)    the Company shall pay, or cause one or more of its Subsidiaries to pay, to the Executive, in accordance with Section 4(b) hereof, all amounts due thereunder for reimbursement of expenses.

     (d) For purposes of determining any amounts payable under this Section 6, the Executive's Base Salary at any time after the Termination Date shall be deemed to equal his Base Salary as in effect on the Termination Date.

     (e) In the event the Executive's employment hereunder is terminated on any day of an Employment Year or a Plan Year other than the last day and payment is required hereunder of a pro rata portion of any sum due with respect to such Employment Year or Plan Year, such pro rata portion shall be determined based on the number of days in such Employment Year or Plan Year occurring on or before, and after, the Termination Date.

     (f) Nothing in this Section 6 shall limit any obligations the Company or any of its Subsidiaries may have to the Executive or his dependents upon termination of the Executive's employment hereunder (i) as a matter of law, (ii) under any other provision of this Agreement, (iii) under that certain Shareholder Agreement dated as of the date hereof among the Executive, the Company, the other shareholders of the Company and certain other persons, (iv) under that certain Restricted Stock Agreement dated as of the date hereof among the Executive, the Company and certain other employees of the Company or one or more of its Subsidiaries, or (v) in the event of termination by reason of the Executive's death or Disability, under insurance policies then in effect.

     (g) The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in this Section 6 by seeking employment with another employer or otherwise; nor shall the amount of any payment or other benefit provided for in this Section 6 be reduced by any compensation earned by the Executive as the result of his subsequent employment by another employer, except as otherwise provided in Section 6(c)(iv) hereof.

     7. DIRECTORS' AND OFFICERS' INDEMNIFICATION. While the Executive is employed by the Company hereunder, the Company shall not, without the prior written consent of the Executive, amend or permit any of the Subsidiaries to amend its articles of incorporation or by-laws to prohibit or limit the indemnification of, or advances of expenses to, its directors and officers or to impose conditions on such indemnification or advances of expenses in addition to those provided by law.

     8.   CONFIDENTIAL INFORMATION.

     (a) The Executive shall not at any time disclose or use any Trade Secrets (as defined in Section 9 hereof) of which the Executive has become informed during his employment by the Company or any of its Subsidiaries, except as required in the performance of his duties to the Company or any of its Subsidiaries, except for disclosures required by law

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or administrative process or in the defense of any claim against the Executive or in the prosecution of any claim by the Executive against the Company or any of its Subsidiaries, and except for information which is publicly known on the date hereof or hereafter becomes publicly known other than as a result of a breach by the Executive of this Section 8(a).

     (b) Upon termination of his employment with the Company, the Executive agrees to deliver to the Company all materials under his control that include Trade Secrets or otherwise relate to the business of the Company or any of its Subsidiaries.

     9.   CERTAIN DEFINITIONS.  As used in this Agreement, the following defined
          ----------------------------------------------------------------------
terms have the meanings indicated below:
----------------------------------------

     (a)  "Cause" shall mean:

          (i) the commission by the Executive of any act of embezzlement against the Company or any of its Subsidiaries;

          (ii) the conviction of the Executive for, or entry by the Executive of a guilty plea to, any felony which has a material adverse effect upon the business, operating results, financial condition or employee, supplier or customer relations generally of the Company and its Subsidiaries, taken as a whole, or which precludes the Executive from performing his duties under this Agreement for 90 days during any 12-month period;

          (iii) the conviction of the Executive for any crime involving dishonesty with respect to the Company (A) intended by the Executive to result in personal enrichment of the Executive at the expense of the Company or its Subsidiaries or (B) which has a material adverse effect upon the business, operating results, financial condition or employee, supplier or customer relations generally of the Company and its Subsidiaries, taken as a whole;

          (iv) the absence by the Executive from employment with the Company for a period of more than 90 days during any 12-month period without the approval of the Board of Directors of the Company other than for vacations, illness, injury or disability; or

          (v) willful misconduct by the Executive in breach of the terms of this Agreement, which misconduct has not been cured within 20 days following notification thereof to the Executive (or if such misconduct is cured within 20 days after such notice of misconduct is received, but the same misconduct occurs again at any time thereafter).



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For purposes hereof, no act or omission of the Executive shall be deemed to be
"willful" unless done, or omitted, by him in bad faith without the belief his action or omission was in the best interests of the Company or a Subsidiary.

     (b) "Disability" shall mean any physical or mental incapacitation whereby the Executive is therefore unable for a period of 12 consecutive months or for an aggregate of 12 months in any 24 consecutive month period to perform his duties hereunder.

     (c) "Employment Year" shall mean the 12-month period ending on each anniversary of the date hereof.

     (d) "Good Reason" shall mean (i) a breach by the Company of any of its obligations hereunder to pay or provide to the Executive and/or his dependents, as the case may be, any installment of Base Salary, any Incentive Plan awards or any employee or fringe benefits, which breach has not been cured within 20 days after notice thereof shall have been given by the Executive to the Company, or
(ii) the removal of the Executive from the office of Chairman of the Board or Chief Executive Officer of the Company or any material diminution of the duties of the Executive from those specified in Section 2 hereof or any assignment to the Executive of duties materially inconsistent with the offices of Chairman and Chief Executive Officer.

     (e) "Normal Award" shall mean the award under the Incentive Plan which would be earned with respect to any Plan Year if the budgeted or target performance measures under the Incentive Plan for such Plan Year were met but not exceeded.

     (f) "Plan Year" shall mean the plan year with respect to which awards are determined under the Incentive Plan.

     (g) "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time directly or indirectly owned by the Company.

     (h) "Trade Secrets" shall mean information that has been created, discovered or developed by, or otherwise become known to, the Company or any of its Subsidiaries, including without limitation any formula, pattern, compilation, program, device, method, technique or process, and that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts by the Company or a Subsidiary that are reasonable under the circumstances to maintain its secrecy. The existence of a Trade Secret is not negated merely because the Executive has acquired the Trade Secret without express or specific notice that it is a Trade Secret if, under all the circumstances, the Executive knows or has reason to know


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

that the Company or a Subsidiary intends or expects the secrecy of the type of information comprising the Trade Secret to be maintained.

     10. OFFICE FURNITURE. If the Executive's employment with the Company ends for any reason, or if the Company intends at any time while the Executive is employed by the Company to dispose of any of the office furniture or accessories located in the Executive's office on the date of this Agreement, the Executive shall be entitled to take, without payment of any consideration, all of such office furniture and accessories.

     11. NO SOLICITATION OF EMPLOYEES. The Executive hereby agrees that, for a period of one year after the Termination Date, he will not, directly or indirectly, solicit any person who is then employed at a manager or higher level by the Company or any of its Subsidiaries to become an employee of any business or entity of which the Executive is a shareholder, investor, partner, joint venturer, sole proprietor, director, officer or employee (provided that nothing herein shall prohibit the solicitation by the Executive, directly or indirectly, of employees by general advertisement).

     12. SUCCESSORS AND ASSIGNS. This Agreement is binding on and inures to the benefit of the Executive and his heirs, personal representatives and permitted assigns, and on the Company and its successors and permitted assigns. No rights or obligations of the Executive or the Company hereunder may be assigned by such party to any other person or entity without the prior written consent of the other party.

     13. SEPARATE REPRESENTATION. The Executive hereby acknowledges that he has sought and received independent advice from counsel of his own selection in connection with this Agreement and has not relied to any extent on any officer, director or shareholder of, or counsel to, the Company in deciding to enter into this Agreement.

     14. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Minnesota.

     15. SEVERABILITY. Each section and provision of this Agreement shall be considered severable and any invalidity of any provision shall not render invalid or impair to any extent any other section or provision hereof.

     16. WITHHOLDING OF TAXES, ETC. All payments to the Executive hereunder are subject to withholding of income and employment taxes and all other amounts required by law.

     17. SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an

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injunction or injunctions to prevent breaches of such covenants and to enforce specifically such covenants in any action instituted before a proper forum in addition to any other remedy to which such other party may be entitled under this Agreement or at law or in equity.

     18. ARBITRATION. If any dispute arises between the parties with respect to the application, interpretation or termination of this Agreement, then such dispute shall be submitted to arbitration for resolution. The arbitrator shall be selected and the arbitration shall be conducted pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA") (effective January 1, 1993). Any request for arbitration must be made in writing by the party seeking arbitration and must be delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid, to both the other party and the AAA. The decision of the arbitrator regarding any such dispute shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. Notwithstanding anything to the contrary provided in this Section 18 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if in such party's sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     19. NOTICES. All notices hereunder shall be delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at the address set forth with the signature of such party hereto or at such other address as may have been furnished to the sender by notice hereunder.

     20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     21. ENTIRE AGREEMENT. This Agreement and the documents and instruments referred to herein contain the entire understanding of the parties hereto with respect to the employment of the Executive by the Company.

     22. AMENDMENTS AND WAIVERS. No provision hereof may be altered, amended, modified, waived or discharged in any way whatsoever except by written agreement executed by both parties. No delay or failure of either party to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall constitute a waiver or a relinquishment of such rights or remedies or any other rights or remedies hereunder.




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

                                          WILSONS THE LEATHER EXPERTS
                                           INC.


 /s/  JOEL WALLER                         By:   /s/  DAVID ROGERS
 --------------------------                  --------------------------------
Name: Joel Waller                         Name:  David Rogers
Address: 1201 Yale Place, #1306           Title:  President
         Minneapolis, Minnesota 55403     Address:  400 Highway 169 South
                                                    Suite 600
                                                    Minneapolis, Minnesota 55426


     The undersigned hereby unconditionally jointly and severally guaranty the payment and performance when due of all obligations of the Company to the Executive under the terms of the foregoing Employment Agreement.


                                          WILSONS CENTER, INC.
                                          WILSONS LEATHER HOLDINGS INC.
                                          ROSEDALE WILSONS, INC.
                                          RIVER HILLS WILSONS, INC.
                                          BERMANS THE LEATHER EXPERTS INC.
                                          WILSONS HOUSE OF SUEDE, INC.
                                          WILSONS TANNERY WEST, INC.


                                          By:   /s/  DAVID ROGERS
                                             -------------------------------
                                          Name:  David Rogers
                                          Title:  President
                                          Address:  400 Highway 169 South
                                                    Suite 600
                                                    Minneapolis, Minnesota 55426



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